UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant  ☒                              Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☒	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to Rule 14a-12

Retail Value Inc.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required:

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

	(1)	Amount previously paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

In accordance with Rule 14a-6(d) under Regulation 14A of the Securities Exchange Act of 1934, please be advised that Retail Value Inc. intends to release definitive copies of the proxy statement to security holders on or about April 1, 2021.

Notice of Annual Meeting of Shareholders

To the Holders of Common Shares of Retail Value Inc.:

The 2021 Annual Meeting of Shareholders of Retail Value Inc. will be held as follows:

WHEN:	9:00 a.m. local time, Wednesday, May 12, 2021.

WHERE:	Due to the continuing public health impact of the COVID-19 pandemic and out of an abundance of caution for the health and well-being of our shareholders, directors, officers and the community, the Annual Meeting will be held in a virtual meeting format only, via live webcast at www.meetingcenter.io/281154711. You will not be able to physically attend the Annual Meeting in person.

ITEMS OF BUSINESS:

•   Election of six Directors.

•  Approval of an amendment to the Company’s Second Amended and Restated Articles of Incorporation to replace the existing supermajority voting requirement for amendments with a majority voting power standard.

•   Approval of an amendment to the Company’s Amended and Restated Code of Regulations to replace the existing supermajority voting requirement for amendments with a majority voting power standard.

•  Ratification of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm.

•  Transact such other business as may properly come before the Annual Meeting.

WHO CAN VOTE:	Shareholders of record at the close of business on March 15, 2021 will be entitled to notice of, and to vote at, the Annual Meeting or any adjournment of the Annual Meeting.

VOTING BY PROXY:

•   Shareholders may complete, date and sign the accompanying Proxy Card and return it in the enclosed envelope; or

•  Vote their shares by telephone or over the Internet as described in the accompanying Proxy Statement.

INTERNET AVAILABILITY OF PROXY MATERIALS:	The Company’s 2021 Proxy Statement and 2020 Annual Report to Shareholders are available free of charge at www.proxydocs.com/rvi.

By order of the Board of Directors,

Aaron M. Kitlowski

Secretary

Dated: April [    ], 2021

Important Notice Regarding the Availability of Proxy Materials

for the Shareholder Meeting to be held on May 12, 2021

2021 Proxy Statement Table of Contents

1. Proxy Summary	1

2. Proposal One: Election of Six Directors	3

Proposal Summary and Board Recommendation	3

Nominees for Election of Six Directors at the Annual Meeting	3

Independent Directors	7

Director Qualifications and Review of Director Nominees	7

Proxy Access	8

Majority Vote Standard	8

3. Board Governance	9

Board Leadership	9

Meetings of Our Board	9

Meetings of Non-Management and Independent Directors	9

Committees of Our Board	9

Compensation Committee Interlocks and Insider Participation	12

Risk Oversight	12

Compensation of Directors	12

Hedging and Pledging Policy	14

Security Ownership of Directors and Management	14

4. Proposal Two: Approval of an Amendment to the Company’s Second Amended and Restated Articles of Incorporation to Replace the Existing Supermajority Voting Requirement for Amendments with a Majority Voting Power Standard	15

5. Proposal Three: Approval of an Amendment to the Company’s Amended and Restated Code of Regulations to Replace the Existing Supermajority Voting Requirement for Amendments with a Majority Voting Power Standard	16

6. Executive Compensation	17

Management Structure	17

Executive Compensation Disclosure	17

Retail Value Inc. 2018 Equity and Incentive Compensation Plan	17

7. Proposal Four: Ratification of PricewaterhouseCoopers LLP as the Company’s Independent Registered Public Accounting Firm	19

Proposal Summary and Board Recommendation	19

Fees Paid to PricewaterhouseCoopers LLP	19

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Auditors	20

Auditor Independence	20

Audit Committee Report	20

8. Certain Relationships and Related-Party Transactions	21

Management Agreements	21

Agreements Relating to Our Separation from the Manager	23

Indemnification Agreements with Directors and Executive Officers	24

9. Corporate Governance and Other Matters	25

Codes of Ethics	25

Reporting and Non-Retaliation Policy	25

Policy Regarding Related-Party Transactions	26

Security Ownership of Certain Beneficial Owners	26

Shareholder Proposals for 2022 Annual Meeting of Shareholders	27

Householding	27

Other Matters	28

Retail Value Inc. ï 2021 Proxy Statement	i

10. Frequently Asked Questions	29

Why did you send me this Proxy Statement?	29

Who is entitled to vote at the Annual Meeting?	29

How do I attend and vote at the Virtual Annual Meeting?	29

How many votes do I have?	30

How do I vote by proxy?	30

May I revoke my proxy?	30

Who is soliciting my proxy?	31

Can I receive proxy materials by email in the future?	31

What constitutes a quorum?	31

What vote is required to approve each proposal, assuming that a quorum is present at the Annual Meeting?	32

11. Appendices

Appendix A – Proposed Amendment to the Company’s Second Amended and Restated Articles of Incorporation to Replace the Existing Supermajority Voting Requirement for Amendments with a Majority Voting Power Standard

A-1

Appendix B – Proposed Amendment to the Company’s Amended and Restated Code of Regulations to Replace the Existing Supermajority Voting Requirement for Amendments with a Majority Voting Power Standard	B-1

ii	Retail Value Inc. ï 2021 Proxy Statement

1. Proxy Summary

This summary contains highlights and information that can be found elsewhere in this Proxy Statement as indicated by the applicable page references. This summary does not contain all of the information that you should consider, and therefore, you should read the entire Proxy Statement.

MEETING DATE, TIME AND LOCATION

The 2021 Annual Meeting of Shareholders (the “Annual Meeting”) of Retail Value Inc. (“RVI,” “we,” “us,” “our” or the “Company”) will be held on Wednesday, May 12, 2021 at 9:00 a.m. Eastern Time. Due to the continuing public health impact of the COVID-19 pandemic and out of an abundance of caution for the health and well-being of our shareholders, directors, officers and the community, the Annual Meeting will be held in a virtual meeting format only, via live webcast. You will not be able to physically attend the Annual Meeting in person.

Shareholders of record at the close of business on March 15, 2021, the record date for the Annual Meeting, will be able to attend and participate in the Annual Meeting by accessing www.meetingcenter.io/281154711 and entering the 15-digit control number on the accompanying Proxy Card or Notice of Availability of Proxy Materials and the meeting password, RVI2021. Beneficial owners of common shares of the Company on the record date may also attend and participate in the Annual Meeting by registering in advance with our transfer agent, Computershare Trust Company, N.A. (“Computershare”). For further instructions on how to attend the Annual Meeting, see the section of this Proxy Statement below titled “Frequently Asked Questions – How do I attend and vote at the Virtual Annual Meeting?”.

PROPOSALS

Proposal		Board Recommendation	Page Reference for More Information

1.	Election of six Directors.	“For” all nominees	3

2.	Approval of an amendment to the Company’s Second Amended and Restated Articles of Incorporation to replace the existing supermajority voting requirement for amendments with a majority voting power standard.	“For”	15

3.	Approval of an amendment to the Company’s Amended and Restated Code of Regulations to replace the existing supermajority voting requirement for amendments with a majority voting power standard.	“For”	16

4.	Ratification of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm.	“For”	19

Retail Value Inc. ï 2021 Proxy Statement	1

VOTING

You may vote if you were a shareholder of record of the Company at the close of business on March 15, 2021, the record date for the Annual Meeting. We will begin mailing this Proxy Statement and the accompanying Notice of Annual Meeting of Shareholders, 2020 Annual Report and Proxy Card on or about April [    ], 2021 to all shareholders entitled to vote.

Shareholders as of the record date may vote their shares online during the Annual Meeting by following the instructions set forth in the section of this Proxy Statement below titled “Frequently Asked Questions – How do I attend and vote at the Virtual Annual Meeting?”. As an alternative to voting during the Annual Meeting, you may cast your vote by proxy in any of the following ways:

By Internet	By Telephone	By Mail
Go to: www.investorvote.com/rvi or the web address on your Proxy Card	Call toll free: 1-800-652-8683	Sign the enclosed Proxy Card and return by pre-paid postage envelope

2	Retail Value Inc. ï 2021 Proxy Statement

2. Proposal One: Election of Six Directors

Proposal Summary and Board Recommendation

At the Annual Meeting, unless you specify otherwise, the common shares represented by your proxy will be voted to elect the six Director nominees of our Board of Directors (the “Board”) identified below. If any of the nominees is not a candidate when the election occurs for any reason (which is not expected), then our Board intends that proxies will be voted for the election of a substitute Director nominee designated by our Board as recommended by the Nominating and Corporate Governance Committee.

BOARD RECOMMENDATION:

“For” All Director Nominees

Nominees for Election of Six Directors at the Annual Meeting

Our Board currently consists of five Directors. Following the Annual Meeting, assuming the election of all of the Board’s nominees, our Board will consist of six Directors because Christa A. Vesy, our Executive Vice President, Chief Financial Officer, Chief Accounting Officer and Treasurer who is not currently a Director, has been nominated by the Board to stand for election at the Annual Meeting. The composition of the Board is intended to reflect an appropriate mix of skill sets, experience and qualifications that are relevant to our business and governance over time. Ms. Vesy was not recommended to the Nominating and Corporate Governance Committee as a Director nominee by any search firm or other third party.

The terms of all current Directors expire at the Annual Meeting and all Directors will be elected for a term of one year and shall hold office until the next succeeding annual meeting and until a successor is duly elected and qualified.

Our Board has nominated and recommends that shareholders vote “For” the election of each of the following Director nominees, each to serve a one-year term until our 2022 Annual Meeting and until their respective successors are elected and duly qualified. The biographical descriptions below set forth certain information with respect to each nominee, including the attributes of each nominee that the Board has determined qualify that person for service on the Board.

Director Since: 2018 Age: 52 Independent: Yes Committees: • Executive • Audit • Compensation

GARY N. BOSTON — Former Senior Portfolio Manager of APG Asset Management.

Background: Mr. Boston retired from APG Asset Management, a leading global manager of pension assets, in May 2016. From July 2005 until May 2016, he served as Portfolio Manager and Senior Portfolio Manager on the firm’s North and South American listed real estate securities portfolios. Prior to joining APG, Mr. Boston spent ten years as a senior analyst covering the U.S. real estate investment trust (“REIT”) sector on research teams at the investment banks Citigroup and PaineWebber, Inc. He began his investment career as a sell-side equity research analyst at Merrill Lynch, an investment bank, covering broadline retail stocks. Mr. Boston holds a Bachelor of Arts from Duke University and a Masters of Business Administration from the Wharton School of Business.

Qualifications: Mr. Boston’s qualifications include his extensive experience with the retail REIT industry gained from having covered the real estate, REIT and retail sectors as a portfolio manager and research analyst at various investment banks.

Retail Value Inc. ï 2021 Proxy Statement	3

Director Since: 2018 Age: 47 Independent: Yes Committee: • Nominating and Corporate Governance

HENRIE W. KOETTER — Chief Executive Officer of ECE Work & Live GmbH & Co. KG.

Background: Mr. Koetter has served as Chief Executive Officer of ECE Work & Live GmbH & Co. KG, a subsidiary of ECE Group GmbH & Co. KG (“ECE”), a commercial real estate company based in Hamburg, Germany that manages assets in Europe, since January 2021. ECE is deemed to be controlled by Alexander Otto, one of the Company’s largest shareholders who also sits on the Board of Directors of SITE Centers Corp. (“SITE Centers”), the parent of the Company’s external manager (collectively with SITE Centers, the “Manager”) and an owner, operator and developer of shopping centers listed on the New York Stock Exchange (the “NYSE”) under the symbol “SITC”. Mr. Koetter served as Managing Director of Development and Mergers and Acquisitions and Chief Investment Officer of ECE from July 2014 to December 2020, as Managing Director of Property Management of ECE from February 2011 to June 2014 and served in various other roles at ECE from April 2004 to February 2011. Mr. Koetter is a graduate of the European Business School in Oestrich-Winkel, Germany.

Qualifications: Mr. Koetter’s experience in acquiring and managing international commercial real estate enables him to contribute an international perspective on the issues currently impacting buyers, sellers and operators of retail real estate.

Director Since: 2018 Age: 51 Independent: No

DAVID R. LUKES — President and Chief Executive Officer of RVI; President, Chief Executive Officer and Director of SITE Centers

Background: Mr. Lukes has served as our President and Chief Executive Officer since February 2018 and as a Director since April 2018. Mr. Lukes has also served as President, Chief Executive Officer and Director of SITE Centers, our Manager, since March 2017. Prior to joining SITE Centers, Mr. Lukes served as President, Chief Executive Officer and Director of Equity One, Inc. (“Equity One”), an owner, developer, and operator of shopping centers, which was acquired by Regency Centers Corporation in March 2017. Prior to joining Equity One, Mr. Lukes served as President and Chief Executive Officer of Sears Holding Corporation affiliate Seritage Realty Trust, a real estate company, from 2012 through April 2014. In addition, Mr. Lukes served as the President and Chief Executive Officer of Olshan Properties (formerly Mall Properties, Inc.), a privately owned real estate firm that specializes in the development, acquisition and management of commercial real estate, from 2010 to 2012. From 2002 to 2010, Mr. Lukes served in various senior management positions at Kimco Realty Corporation, a publicly-traded owner and operator of shopping centers, including serving as its Chief Operating Officer from 2008 to 2010. Mr. Lukes also serves as a Director of Citycon Oyj, an owner and operator of shopping centers located in the Nordic region, the shares of which are traded on the Helsinki Stock Exchange. Mr. Lukes holds a Bachelor of Environmental Design from Miami University, a Master of Architecture from the University of Pennsylvania and a Master of Science in Real Estate Development from Columbia University.

Qualifications: Mr. Lukes’ qualifications to serve on the Board include his position as President and Chief Executive Officer of the Company’s Manager, in addition to his prior experience as Chief Executive Officer of Equity One, his familiarity with the retail REIT industry and his extensive expertise and experience in retail real estate development and operations. Furthermore, his position as a member of the Company’s senior management makes him an important contributor to the Board.

4	Retail Value Inc. ï 2021 Proxy Statement

Director Since: 2018 Age: 63 Independent: Yes Committees: • Executive • Audit • Compensation

SCOTT D. ROULSTON — Principal, High Road Partners, LLC.

Background: Mr. Roulston has served as a principal of High Road Partners, LLC, which advises financial services companies and family offices on investments in the wealth management and financial services industry, since March 2019, and has served as an Advisory Partner to The Pritzker Organization, a family investment office, since February 2020. Mr. Roulston served as a principal and director of Wealth Management at Segall Bryant & Hamill, a registered investment advisor, from March 2017 to March 2019. He was Managing Director of MAI Capital Management, LLC, a registered investment advisor, from 2013 to February 2017. He was Managing Director at Burdette Asset Management, a private equity fund manager, from 2011 to January 2013. From 1990 to 2010, he was Chief Executive Officer of Roulston & Company, a firm that provided investment research and management, and its successor firm, Fairport Asset Management. From 2004 to 2018, Mr. Roulston served as a Director of SITE Centers, where he served as Chair of the Audit Committee as well as a member of several other committees. He also is a former Director of Defiance, Inc., where he served as Chair of the Compensation Committee and member of the Audit Committee. Mr. Roulston is a graduate of Dartmouth College.

Qualifications: In addition to his past experience on the board of directors of both public and private companies, including on the audit committee of a public company, Mr. Roulston contributes his insights as a former leader of an asset management and private equity company, and a former trustee of a major public pension fund. This experience has provided him with extensive knowledge of the issues involved with the review and analysis of financial statements, as well as capital markets and the development and implementation of corporate strategy.

Director Since: 2018 Age: 65 Independent: Yes Committees: • Executive • Audit • Nominating and Corporate Governance

BARRY A. SHOLEM — Partner, MSD Capital, L.P.

Background: Mr. Sholem became a partner of MSD Capital, L.P., the family office of Michael and Susan Dell, and head of its real estate fund in July 2004. From 1995 until 2000, Mr. Sholem was Chairman of DLJ Real Estate Capital Partners, a $2 billion real estate fund that he co-founded and that invested in a broad range of real estate-related assets, and a Managing Director at Credit Suisse First Boston, an investment firm. Prior to forming DLJ Real Estate Capital Partners, Mr. Sholem spent ten years at Goldman Sachs, an investment bank, in its New York and Los Angeles offices. From 1998 to 2018, Mr. Sholem served as a Director of SITE Centers, where he served as a member of several Board committees. Mr. Sholem is active in Urban Land Institute, the International Council of Shopping Centers, the University of California, Berkeley Real Estate Advisory Board, Brown University President’s Leadership Council and the Business Roundtable.

Qualifications: Mr. Sholem’s qualifications to serve on the Board include years of experience leading the real estate groups of investment firms and experience serving on the board of directors of SITE Centers, the previous owner of substantially all of the Company’s properties. In addition, he brings a broad understanding of the social and political issues facing the Company through his involvement with ULI and ICSC.

Retail Value Inc. ï 2021 Proxy Statement	5

Age: 50 Independent: No

CHRISTA A. VESY — Executive Vice President, Chief Financial Officer, Chief Accounting Officer and Treasurer of RVI; Executive Vice President and Chief Accounting Officer of SITE Centers

Background: Ms. Vesy has served as Chief Financial Officer and Treasurer of the Company since November 2019, as Executive Vice President and Chief Accounting Officer of the Company since February 2018 and as Executive Vice President and Chief Accounting Officer of SITE Centers since March 2012. In these roles, Ms. Vesy oversees the property and corporate accounting, tax, and financial reporting functions for the Company and SITE Centers. Previously Ms. Vesy served as Senior Vice President and Chief Accounting Officer of SITE Centers from November 2006 to March 2021. Prior to joining SITE Centers, Ms. Vesy worked for The Lubrizol Corporation, where she served as manager of external financial reporting and then as controller for the lubricant additives business segment. Prior to joining Lubrizol, from 1993 to September 2004, Ms. Vesy held various positions with the Assurance and Business Advisory Services group of PricewaterhouseCoopers LLP, a registered public accounting firm, including Senior Manager from 1999 to September 2004. Ms. Vesy graduated with a Bachelor of Science in business administration from Miami University. Ms. Vesy is a certified public accountant (CPA) and member of the American Institute of Certified Public Accountants (AICPA).

Qualifications: Ms. Vesy’s qualifications to serve on the Board include her positions as Executive Vice President and Chief Financial Officer of the Company and Executive Vice President and Chief Accounting Officer of the Company’s Manager and her familiarity with the retail REIT industry and the Company’s portfolio of assets.

6	Retail Value Inc. ï 2021 Proxy Statement

Independent Directors

Except for Messrs. Lukes and Matthew L. Ostrower, our Board has affirmatively determined that all Directors who served on the Board during 2020 were, and, except for Mr. Lukes and Ms. Vesy, all Directors nominated for election by the Board in 2021 are, independent within the meaning of the rules of the NYSE and, as applicable, the rules of the Securities and Exchange Commission (the “SEC”), including with respect to the applicable Director’s service on the Compensation Committee and/or the Audit Committee. Our Corporate Governance Guidelines provide that our Board will be comprised of a majority of independent Directors and that only those Directors or Director nominees who meet the listing standards of the NYSE will be considered independent. Our Board reviews annually the relationships that each Director or Director nominee has with us (either directly or indirectly), and only those Directors or Director nominees whom our Board affirmatively determines have no material relationship with us will be considered independent.

Director Qualifications and Review of Director Nominees

The Nominating and Corporate Governance Committee reviews annually with our Board the composition of our Board as a whole and recommends, if necessary, actions to be taken so that our Board reflects the appropriate balance of knowledge, experience, skills, expertise and diversity required for our Board as a whole and contains at least the minimum number of independent Directors required by applicable laws and regulations and our Corporate Governance Guidelines. The Nominating and Corporate Governance Committee is responsible for ensuring that members of our Board possess attributes, including real estate and general business experience, appropriate for the execution of our well-defined strategy. Directors should commit the requisite time for preparation and attendance at regularly scheduled Board and committee meetings, as well as participate in other matters necessary to ensure we are well-positioned to engage in best corporate governance practices.

In evaluating a Director candidate, the Nominating and Corporate Governance Committee considers factors that are in the best interests of the Company and its shareholders, including the knowledge, experience, integrity and judgment of each candidate; the potential contribution of each candidate to the diversity of backgrounds, experience and competencies that our Board desires to have represented; each candidate’s ability to devote sufficient time and effort to his or her duties as a Director; independence and willingness to consider all strategic proposals; any other criteria established by our Board and any core competencies or real estate expertise necessary to staff Board committees. In addition, the Nominating and Corporate Governance Committee will consider potential members’ qualifications to be independent under the NYSE listing standards in accordance with our Corporate Governance Guidelines, and will assess whether a candidate possesses the integrity, judgment, knowledge, experience, skills, and expertise that are likely to enhance our Board’s ability to oversee our affairs and business, including, when applicable, to enhance the ability of committees of our Board to fulfill their duties.

The Nominating and Corporate Governance Committee will consider suggestions forwarded by shareholders to our Secretary concerning qualified candidates for election as Directors. To recommend a prospective candidate for the Nominating and Corporate Governance Committee’s consideration and potential recommendation to the Board for nomination for Director, a shareholder may submit the candidate’s name and qualifications to our Secretary, Aaron M. Kitlowski, at the following address: Retail Value Inc., 3300 Enterprise Parkway, Beachwood, Ohio 44122. The Nominating and Corporate Governance Committee has not established specific minimum qualifications that a candidate must have to be recommended to our Board. However, in determining qualifications for new Directors, the Nominating and Corporate Governance Committee considers those guidelines described above. The Nominating and Corporate Governance Committee will consider a pool of potential Board candidates established from recommendations from shareholders and third parties, including management and current Directors. The Nominating and Corporate Governance Committee may, in its discretion, retain a search consultant to supplement the pool of potential Board candidates considered for nomination.

Our Code of Regulations sets forth the requirements with respect to the nomination of candidates for Director by shareholders.

Retail Value Inc. ï 2021 Proxy Statement	7

Proxy Access

Our Code of Regulations also provides proxy access pursuant to which a shareholder or group of up to 20 shareholders satisfying specified eligibility requirements may include Director nominees in our proxy materials for annual meetings. To be eligible to use proxy access, such shareholders must, among other requirements:

• have owned common shares equal to at least 3% of the aggregate of our issued and outstanding common shares continuously for at least three years;

• represent that such shares were acquired in the ordinary course of business and not with the intent to change or influence control and that such shareholders do not presently have such intent; and

•    provide a notice requesting the inclusion of Director nominees in our proxy materials and provide other required information to us not more than 150, and not less than 120, days prior to the anniversary of the date of the proxy statement for the prior year’s annual meeting of shareholders (unless the date for the upcoming annual meeting of shareholders is more than 30 days before or more than 60 days after the anniversary date of the prior year’s annual meeting, in which case the notice must be received not later than the close of business on the later of the 150th calendar day prior to such annual meeting and the tenth calendar day following the day on which public announcement of the date of the annual meeting is first made).

The maximum number of Director nominees that may be submitted pursuant to these provisions may not exceed 20% of the number of Directors then in office but in no event shall such maximum number be less than two Directors.

Majority Vote Standard

Consistent with best corporate governance practices, the Company’s Articles of Incorporation provide for a majority vote standard in uncontested elections and a plurality vote standard in contested elections of Directors. An election of Directors is contested when the number of nominees for election as a Director exceeds the number of Directors to be elected. Under a majority vote standard, each vote is specifically counted “For” or “Against” the Director nominee’s election and an affirmative majority of the total number of votes cast “For” or “Against” a Director nominee will be required for election. Shareholders are entitled to abstain with respect to the election of a Director. With respect to the election of Directors, broker non-votes and abstentions will not be considered votes cast at the Annual Meeting and will be excluded in determining the number of votes cast at the Annual Meeting.

8	Retail Value Inc. ï 2021 Proxy Statement

3. Board Governance

Board Leadership

Mr. Roulston serves as Chairman of the Board. The position of Chairman of the Board is a non-executive officer position and is expected to be held by a non-management, independent Director. The Chairman of the Board has the following responsibilities, among others as may be determined by our Board:

• Ensure that our Board fulfills its oversight and governance responsibilities;

• Consult and advise on any operational matters as requested by our Chief Executive Officer;

• Serve as liaison between the Company’s management and the non-management Directors;

•     Assist the Nominating and Corporate Governance Committee on corporate governance matters, such as the nomination of Board members, committee membership and rotation, and management succession planning;

• Preside over meetings of our shareholders if the President is unavailable; and

• Provide leadership to our Board, set the agenda for, and preside over, Board meetings and executive sessions of the independent and non-management Directors.

We believe that an independent Chairman of the Board, separate from our Chief Executive Officer and our Manager, enables our Board as a whole to fulfill its responsibility to supervise the performance of our Manager and to oversee the risks presented by the Company’s focused strategy and business plan.

Meetings of Our Board

In 2020, our Board held nine meetings. In 2020, each of our Directors attended at least 75% of the aggregate of (i) the number of meetings of the Board that were held during the period that such person served on the Board and (ii) the number of meetings of committees of the Board held during the period that such person served on such committee. As stated in our Corporate Governance Guidelines, all Directors are expected to attend annual meetings of shareholders. All of our current Directors virtually attended the Annual Meeting in May 2020. Our Board conducts and reviews its operations through a self-assessment process on an annual basis.

Meetings of Non-Management and Independent Directors

The non-management Directors meet in executive session in conjunction with each regularly scheduled Board meeting. These meetings are chaired by the Chairman of the Board. In addition, as required by our Corporate Governance Guidelines, the independent Directors meet at least once per year to the extent our Board includes one or more non-management Directors who are not independent.

Committees of Our Board

During 2020, our Board had the committees described below. Our Board has approved the written charters of the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee, which, along with our Corporate Governance Guidelines, are posted on our website at www.retailvalueinc.com, under “Governance” in the “Investors” section. Each of the Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee conducts a self-evaluation and review of its charter annually. The information contained on or accessible through our website is not incorporated by reference into this Proxy Statement, and you should not consider such information to be part of this Proxy Statement.

Retail Value Inc. ï 2021 Proxy Statement	9

AUDIT COMMITTEE

Members: • Mr. Boston (Chair) • Mr. Roulston • Mr. Sholem

Responsibilities: The Audit Committee assists our Board in overseeing: the integrity of our financial statements; compliance with legal and regulatory requirements; our independent registered public accounting firm’s qualifications and independence; the performance of our internal audit function and our independent registered public accounting firm; our enterprise risk management policies and procedures; and prepares the Audit Committee Report included in our annual proxy statement.

Independence: All of the members of the Audit Committee are independent as defined in the rules and regulations of the SEC and the NYSE listing standards, including with respect to service on the Audit Committee, in accordance with our Corporate Governance Guidelines. Our Board has determined that each current member of the Audit Committee and each member that served on the Audit Committee in 2020 is an “audit committee financial expert” within the meaning of Item 407 of Regulation S-K under the Securities Act of 1933.

Meetings: The Audit Committee held four meetings in 2020.

COMPENSATION COMMITTEE

Members: • Mr. Roulston (Chair) • Mr. Boston

Responsibilities: Among other responsibilities, the Compensation Committee reviews and approves compensation (if any) for our executive officers; reviews and recommends to our Board compensation for Directors; evaluates the performance of our Chief Executive Officer and any external manager of the Company; evaluates any material transaction or proposed modifications to existing arrangements with any external manager of the Company; oversees the Company’s compensation and executive benefit plans, including those under which any executive officers or Directors receive benefits; and reviews and discusses with management the Compensation Discussion and Analysis section (if any) included in our annual proxy statement and produces the related Compensation Committee Report (if any). The Compensation Committee engages a compensation consultant to assist in discharging its duties as further described below. The Compensation Committee may delegate such of its power and authority as it deems appropriate to subcommittees of two or more members, and may delegate certain grant authority under the applicable equity plan as permitted by law to Company officers.

Independence: Both of the members of the Compensation Committee are independent as defined in the rules and regulations of the SEC and the NYSE listing standards, including with respect to service on the Compensation Committee, in accordance with our Corporate Governance Guidelines.

Meetings: The Compensation Committee held two meetings and took written action on two occasions in 2020.

10	Retail Value Inc. ï 2021 Proxy Statement

NOMINATING AND CORPORATE GOVERNANCE COMMITTEE

Members: • Mr. Sholem (Chair) • Mr. Koetter

Responsibilities: The Nominating and Corporate Governance Committee identifies individuals qualified to become members of our Board and recommends to our Board the persons to be nominated as Directors at each annual meeting of shareholders; recommends to our Board qualified individuals to fill vacancies on our Board; reviews and recommends to our Board qualifications for committee membership and committee structure and operations; recommends Directors to serve on each committee; develops and recommends to our Board corporate governance policies and procedures in compliance with the Sarbanes-Oxley Act of 2002, the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 and other rules and regulations relating to our corporate governance; oversees compliance with, and reviews and makes recommendations regarding any waivers under, our Code of Business Conduct and Ethics with respect to officers and Directors; and leads our Board in its annual review of the performance of our Board.

Independence: All of the members of the Nominating and Corporate Governance Committee are independent as defined in the NYSE listing standards and in accordance with our Corporate Governance Guidelines.

Meetings: The Nominating and Corporate Governance Committee held three meetings in 2020.

EXECUTIVE COMMITTEE

Members: • Mr. Roulston (Chair) • Mr. Boston • Mr. Sholem

Responsibilities: The Executive Committee approves minimum prices for sales of certain individual properties and property portfolios (up to a threshold determined by the Board); approves the material terms of new leases and certain material amendments with significant tenants; and has such other responsibilities as may be delegated to it from time to time by the Board.

Meetings: The Executive Committee held no meetings but took written action on eight occasions in 2020.

Retail Value Inc. ï 2021 Proxy Statement	11

Compensation Committee Interlocks and Insider Participation

The members of the Compensation Committee during 2020 were Messrs. Roulston and Boston. None of our executive officers serves or has served on the board of directors or compensation committee (or other board committee performing equivalent functions) of any entity for which either of Messrs. Roulston or Boston served as an executive officer. Also, none of our executive officers serves on the compensation committee (or other board committee performing equivalent functions or, in the absence of any such committee, the entire board of directors) of any entity, one of whose executive officers serves or served as a member of our Board.

Risk Oversight

Management is responsible for the day-to-day management of risks, while the Board, as a whole and through our Audit Committee, is responsible for overseeing our business and affairs, including overseeing its risk assessment and risk management functions. The Board has delegated responsibility for reviewing our policies with respect to risk assessment and risk management to our Audit Committee through its charter. The Board has determined that this oversight responsibility can be most efficiently performed by our Audit Committee as part of its overall responsibility for providing independent, objective oversight with respect to our accounting and financial reporting functions, internal and external audit functions and systems of internal controls over financial reporting and legal, ethical and regulatory compliance. Our Audit Committee regularly reports to the Board with respect to its oversight of these areas.

Compensation of Directors

Director Compensation Program

Our non-management Directors are compensated in the form of an annual cash retainer. In addition, each of our non-management directors was granted a restricted share units (“RSUs”) retainer upon such Director’s initial appointment to the Board in 2018, which RSU retainer generally vests over a three-year period, as shown below. The RSU grant aligns the interests of our participating Directors and our shareholders. For Directors serving less than the full Board year, the annual cash retainer (and any applicable committee fees as discussed below) are prorated based on the period served. Mr. Ostrower served at the beginning of 2020 as one of our non-management Directors, and as a result was technically entitled to receive non-management Director compensation for such service. Upon his resignation as the Executive Vice President, Chief Financial Officer and Treasurer of both the Company and our Manager in November 2019, however, Mr. Ostrower waived receipt of any compensation owing to him in connection with his continued service on our Board as a non-management Director. Mr. Ostrower resigned from the Board in February 2020.

Component	Amount and Frequency	Details

Annual Cash Retainer	$50,000 annually	Paid quarterly

RSU Retainer	$275,000 upon initial appointment	Generally vests as to 2,392 RSUs, 3,369 RSUs and 3,632 RSUs at the end of the first, second and third years of service, respectively

12	Retail Value Inc. ï 2021 Proxy Statement

Participant non-management Directors are also paid fees for service on committees as set forth below and for service as the Chairman of the Board. The Director who serves as the Chairman of the Board receives an annual fee of $50,000 in addition to the fees paid to all non-employee Directors for service on the Board. Fees are paid to committee members, the respective committee chairs and the Chairman of the Board in quarterly installments in the form of cash. Each Director is also reimbursed for expenses incurred in attending meetings because we view meeting attendance as integrally and directly related to the performance of the Directors’ duties.

	Annual Fee

Committee	Chair ($)	Non-Chair Member ($)

Audit Committee	30,000	15,000

Compensation Committee	15,000	7,500

Nominating and Corporate Governance Committee	12,500	6,750

Executive Committee	50,000	25,000

Each participating non-management Director will also be paid of fee of $1,500 for each meeting of the Board that he or she attends commencing with the ninth meeting per year and for each committee meeting he or she attends commencing with the seventh meeting of the Audit Committee, the fifth meeting of the Nominating and Corporate Governance Committee, the fifth meeting of the Compensation Committee and the 19th meeting of the Executive Committee, per year.

Notwithstanding the foregoing, the Company’s Directors who are executive officers of the Company or employees of the Manager, including Mr. Lukes and Ms. Vesy, will not be paid any compensation by the Company for their services as Directors.

2020 Director Compensation

In accordance with the compensation program described above, the non-management Directors received the following compensation during 2020:

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	Total ($)

Gary N. Boston	114,000	—	114,000

Henrie W. Koetter	58,250	—	58,250

Matthew L. Ostrower	—	—	—

Scott D. Roulston	181,500	—	181,500

Barry A. Sholem	104,000	—	104,000

(1)

As of December 31, 2020, each of our non-management Directors owned 3,369 unvested RSUs, which number was equitably adjusted on January 12, 2021 to 3,632 in order to account for the dilutive impact of the scrip dividend paid on that date.

In December 2018, November 2019, and November 2020, the Company declared a common stock dividend of $1.30 per share, $2.05 per share, and $1.16 per share, respectively, on account of estimated annual taxable income generated in Puerto Rico during the 2018, 2019, and 2020 fiscal years. These dividends were paid to common shareholders in January 2019, January 2020, and January 2021, respectively, in a combination of cash and common shares with the cash component limited to 20% of the aggregate dividend (or 10% of the aggregate dividend in the case of the dividend paid in January 2021). In accordance with the terms of the non-management Directors’ RSUs, no dividends were paid to the Directors on account of their then outstanding and unvested RSUs in connection with these scrip dividends. However, the number of each non-management Director’s then outstanding and unvested RSUs was equitably adjusted in order to negate the dilutive impact of the dividends.

Role of the Compensation Consultant in Compensation

The Compensation Committee retained Gressle & McGinley LLC (“Gressle & McGinley”) as the Company’s independent compensation consultant. Gressle & McGinley was selected based on its extensive knowledge of the REIT sector, especially retail REITs, and its deep knowledge and experience in designing compensation programs over the past 30 years across multiple sectors of the economy. The Committee has assessed the independence of Gressle & McGinley, as required under NYSE listing rules. The Committee has also considered

Retail Value Inc. ï 2021 Proxy Statement	13

and assessed all relevant factors, including but not limited to those set forth in Rule 10C-1(b)(4)(i) through (vi) under the Securities Exchange Act of 1934, that could give rise to a potential conflict of interest with respect to Gressle & McGinley. Based on this review, the Compensation Committee is not aware of any conflict of interest that has been raised by the work performed by Gressle & McGinley.

Gressle & McGinley’s engagement in 2020 consisted primarily of assisting the Committee with its annual review of the Company’s director compensation program.

Director Stock Ownership Guidelines

Each non-management Director must own common shares of the Company (or their equivalent) having an aggregate market value of no less than three times the annual cash retainer paid to a Director. This ownership requirement generally must be met no later than the fifth anniversary of the date shares (or RSUs) comprising a component of the Director’s compensation are first granted to the Director, and on each December 31st thereafter. Our Board established this particular level of stock ownership for our non-management Directors in order to align the interests of our non-management Directors with the investment interests of our shareholders. To this end, and unless otherwise approved by the Nominating and Corporate Governance Committee, each non-management Director is required to retain at least 50% of the shares (or their equivalent) received by the Director as compensation until such time as the minimum share ownership requirement has been satisfied.

Hedging and Pledging Policy

Our Board adopted a policy prohibiting our Directors and officers (including officers of our Manager) at or above the level of Vice President (or an equivalent position) from (1) pledging Company stock as collateral for a loan or (2) using Company stock in hedging transactions, such as “cashless” collars, forward sales, equity swaps and similar arrangements. The Board determined that such a policy is in the best interests of the Company and our shareholders. Currently, all Directors and officers are in compliance with the Company’s policy.

Security Ownership of Directors and Management

The following table sets forth certain information regarding the beneficial ownership of our common shares as of February 21, 2021, except as otherwise disclosed in the notes below, by (1) our Directors, (2) our named executive officers, and (3) our current executive officers and Directors, as a group. Except as otherwise described in the following notes, the following beneficial owners have sole voting power and sole investment power with respect to all common shares set forth opposite their respective names.

Directors and Management	Amount and Nature of Beneficial Ownership of Common Shares(1)	Percentage Ownership (%)(2)

Directors and Director Nominees

Gary N. Boston	9,446	*

Henrie W. Koetter	6,024	*

David R. Lukes	14,841	*

Scott D. Roulston	14,038	*

Barry A. Sholem	13,255	*

Christa A. Vesy	521	*

Additional Executive Officers

Conor M. Fennerty	62	*

Michael A. Makinen(3)	1,083	*

All Current Executive Officers and Directors as a Group (7 persons)	59,270	0.3
*	Less than 1%

(1)

Does not include 3,632 RSUs held by each of Messrs. Boston, Koetter, Roulston and Sholem, which will vest on July 2, 2021. Each RSU is the economic equivalent of, and settled with, one common share, but does not confer current dispositive or voting control over any common shares.

(2)	Percentages calculated based on 21,083,252 of our common shares outstanding on February 21, 2021.

(3)

Beneficial ownership information for Mr. Makinen is provided as of September 23, 2020, his last date of service as an executive officer of the Company, based on his Form 4 filing with the SEC on January 10, 2020.

14	Retail Value Inc. ï 2021 Proxy Statement

4. Proposal Two: Approval of an Amendment to the Company’s Second Amended and Restated Articles of Incorporation to Replace the Existing Supermajority Voting Requirement for Amendments with a Majority Voting Power Standard

Proposal Summary and Board Recommendation

We are asking shareholders to adopt an amendment to our Second Amended and Restated Articles of Incorporation (the “Articles of Incorporation”) to replace the existing supermajority voting requirement for amendments set forth in Article THIRTEENTH of the Articles of Incorporation with a majority-of-the-voting-power-of-the-Company standard. This Proposal Two is conditioned on the shareholders’ approval of Proposal Three.

Article THIRTEENTH of the Articles of Incorporation currently requires the affirmative vote of the holders of at least 75% of the voting power of the outstanding shares of capital stock of the Company entitled to vote thereon, voting together as a single class, for the shareholders of the Company to amend, alter, change or repeal the Articles of Incorporation.

This Proposal Two is a result of an ongoing review of corporate governance matters by the Board and its Nominating and Corporate Governance Committee and input from our shareholders. The Board believes that the supermajority voting requirement set forth in Article THIRTEENTH of the Articles of Incorporation is a legacy provision from the Company’s spin-off from SITE Centers that is no longer relevant to the Company in light of its well-defined disposition strategy and its achievements in executing this strategy since the spin-off.

Furthermore, as described in Proposal Three, we are also asking shareholders to adopt an amendment to our Amended and Restated Code of Regulations (the “Code of Regulations”) to replace the existing supermajority voting requirement for amendments set forth in Article X of the Code of Regulations with a majority-of-the-voting-power-of-the-Company standard. The Board believes that, as a matter of good corporate governance, the vote required for our shareholders to amend, alter, change or repeal the Articles of Incorporation should be the same as the vote required for our shareholders to amend the Code of Regulations or adopt new regulations.

If this Proposal Two is approved, the affirmative vote of the holders of a majority of the voting power of the outstanding shares of capital stock of the Company entitled to vote thereon, voting together as a single class, would be sufficient for the Articles of Incorporation to be amended, altered, changed or repealed by the shareholders. The full text of the proposed amendment to the Articles of Incorporation, marked to show the proposed change in Article THIRTEENTH, is set forth in Appendix A to this Proxy Statement. The general description of the proposed amendment to the Articles of Incorporation set forth herein is qualified in its entirety by reference to the text of Appendix A.

If this Proposal Two is approved by our shareholders, it will be implemented only if Proposal Three is also approved. Accordingly, even if this Proposal Two is approved by our shareholders, it will not be implemented unless Proposal Three is also approved by our shareholders at the Annual Meeting.

BOARD RECOMMENDATION:

“For” Approval of an Amendment to the Company’s Second Amended and Restated Articles of Incorporation to Replace the Existing Supermajority Voting Requirement for Amendments with a Majority Voting Power Standard

Retail Value Inc. ï 2021 Proxy Statement	15

5. Proposal Three: Approval of an Amendment to the Company’s Amended and Restated Code of Regulations to Replace the Existing Supermajority Voting Requirement for Amendments with a Majority Voting Power Standard

Proposal Summary and Board Recommendation

We are asking shareholders to adopt an amendment to our Code of Regulations to replace the existing supermajority voting requirement for amendments set forth in Article X of the Code of Regulations with a majority-of-the-voting-power-of-the-Company standard. Under the Code of Regulations, the Board may amend the Code of Regulations without a shareholder vote. However, the Board is seeking shareholder approval of this Proposal Three as a matter of good corporate governance. This Proposal Three is conditioned on the shareholders’ approval of Proposal Two.

Article X of our Code of Regulations currently requires the affirmative vote of the holders of at least 75% of the voting power of the outstanding shares of capital stock of the Company entitled to vote thereon, voting together as a single class, for the shareholders of the Company to amend the Code of Regulations or adopt new regulations. Like the corresponding provision in Article THIRTEENTH of the Articles of Incorporation, this supermajority voting requirement is a legacy provision from the Company’s spin-off from SITE Centers, and this Proposal Three is a result of an ongoing review of corporate governance matters by the Board and its Nominating and Corporate Governance Committee and input from our shareholders.

Furthermore, as described in Proposal Two, we are also asking shareholders to adopt an amendment to the Articles of Incorporation to replace the corresponding supermajority voting requirement for amendments with a majority-of-the-voting-power-of-the-Company standard. As previously stated, the Board believes that, as a matter of good corporate governance, the vote required for our shareholders to amend the Code of Regulations or adopt new regulations should be the same as the vote required for our shareholders to amend, alter, change or repeal the Articles of Incorporation.

If this Proposal Three is approved, the affirmative vote of the holders of a majority of the voting power of the outstanding shares of capital stock of the Company entitled to vote thereon, voting together as a single class, would be sufficient for the Code of Regulations to be amended or for new regulations to be adopted by the shareholders. The full text of the proposed amendment to the Code of Regulations, marked to show the proposed change in Article X, is set forth in Appendix B to this Proxy Statement. The general description of the proposed amendment to the Code of Regulations set forth herein is qualified in its entirety by reference to the text of Appendix B.

If this Proposal Three is approved by our shareholders, it will be implemented only if Proposal Two is also approved. Accordingly, even if this Proposal Three is approved by our shareholders, it will not be implemented unless Proposal Two is also approved by our shareholders at the Annual Meeting.

BOARD RECOMMENDATION:

“For” Approval of an Amendment to the Company’s Amended and Restated Code of Regulations to Replace the Existing Supermajority Voting Requirement for Amendments with a Majority Voting Power Standard

16	Retail Value Inc. ï 2021 Proxy Statement

6. Executive Compensation

Management Structure

We are externally managed by our Manager, which performs our day-to-day management functions pursuant to an External Management Agreement with us, dated as of July 1, 2018, and three Amended and Restated Management and Leasing Agreements with us, each dated as of February 14, 2018. We refer to this first document as the External Management Agreement, and to all four documents collectively as the Management Agreements.

We have no employees, but the following individuals (who are employees of our Manager) currently serve as our executive officers: David R. Lukes, as President and Chief Executive Officer; Christa A. Vesy, as Executive Vice President, Chief Financial Officer, Chief Accounting Officer and Treasurer; and Conor M. Fennerty, as Executive Vice President. Michael A. Makinen served as our Executive Vice President and Chief Operating Officer through September 23, 2020.

As an emerging growth company under the Jumpstart Our Business Startups Act of 2012, we are not required to include a Compensation Discussion and Analysis section or Compensation Committee Report in our Proxy Statement, as is required of many other public companies.

Executive Compensation Disclosure

Our Management Agreements provide that our Manager is responsible for managing our affairs. While our executive officers devote such portion of their business time to our affairs as is required for the performance of the duties of our Manager under the Management Agreements, none of these executive officers are exclusively (or even primarily) dedicated to performing services for the Company. Our executive officers do not receive any compensation directly or indirectly from us for their services as our executive officers, and we do not determine the compensation payable by our Manager to our executive officers. As a result, neither our Board nor our Compensation Committee have considered or implemented an executive compensation policy or program for our executive officers. Instead, our Manager, in its discretion, determines the levels of compensation earned by our executive officers for their service to our Manager.

While we pay fees to and reimburse the expenses of our Manager under the Management Agreements (see “Certain Relationships and Related-Party Transactions” below for a discussion of these fees and expense payments), we understand that our executive officers have not received any compensation from, or been allocated any compensation by, our Manager specifically for their service to us as executive officers. In addition, we understand that no specific portion of the management fees paid by the Company to the Manager are allocated by the Manager to the compensation of our executives. As a result, we have not included a Summary Compensation Table in this Proxy Statement. Further, as none of our executive officers holds unvested equity awards with respect to our shares, we have also not included an Outstanding Equity Awards at Fiscal Year-End table in this Proxy Statement.

Retail Value Inc. 2018 Equity and Incentive Compensation Plan

We have adopted and operate the Retail Value Inc. 2018 Equity and Incentive Compensation Plan, which we refer to as the Equity Plan. The Equity Plan is administered by the Compensation Committee and allows the Compensation Committee potentially to provide equity and incentive compensation to Equity Plan participants who may be selected by the Compensation Committee from time to time. Currently, only our non-management Directors have received equity grants under the Equity Plan.

Under the Equity Plan, we may grant stock options (including “incentive stock options” as defined in Section 422 of the Code), restricted shares, restricted share units, performance shares, performance units, cash incentive awards, and certain other awards based on or related to RVI common shares, subject to certain share or dollar limitations as described in the Equity Plan. The Equity Plan permits the award agreements for any grant under the Equity Plan to provide for accelerated vesting or exercise, including in the event of the grantee’s retirement, death, disability or termination of employment or service, or in the event of a “change in control” (as defined in the Equity Plan). Subject to adjustment as described in the Equity Plan, total awards under the Equity Plan are limited to 925,000 RVI common shares, but if on any January 1 the number of RVI common shares then available under the Equity Plan is less than 5% of the then issued and outstanding RVI common shares, the number of

Retail Value Inc. ï 2021 Proxy Statement	17

RVI common shares available under the Equity Plan will be increased to the extent necessary so that 5% of the then issued and outstanding RVI common shares is then available under the Equity Plan. Shares utilized for the Equity Plan may be shares of original issuance or treasury shares, or a combination of the two.

The Equity Plan also provides that, subject to adjustment as described in the Equity Plan: (1) the aggregate number of RVI common shares actually issued or transferred upon the exercise of incentive stock options will not exceed 925,000 common shares; and (2) no non-management Director of the Company will be granted in any calendar year compensation for non-management Director service to us having an aggregate maximum value (measured at the applicable date of grant and calculating the value of Equity Plan awards based on the grant date fair value for financial reporting purposes) in excess of $650,000. The Compensation Committee generally may amend the Equity Plan, subject to shareholder approval in certain circumstances as described in the Equity Plan.

No awards were made under the Equity Plan during 2020.

18	Retail Value Inc. ï 2021 Proxy Statement

7. Proposal Four: Ratification of PricewaterhouseCoopers LLP as the Company’s Independent Registered Public Accounting Firm

Proposal Summary and Board Recommendation

PricewaterhouseCoopers LLP served as our independent registered public accounting firm in 2020 and has been selected by our Audit Committee to do so in 2021. Our Board has directed that management submit the selection of the independent registered public accounting firm for ratification by the shareholders at the Annual Meeting. A representative of PricewaterhouseCoopers LLP is expected to be present at the Annual Meeting, be available to respond to appropriate questions and have an opportunity to make a statement, if desired.

Shareholder ratification of the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm is not required by our Code of Regulations or otherwise. However, our Board is seeking ratification of PricewaterhouseCoopers LLP as a matter of good corporate practice. If the shareholders do not approve the ratification of PricewaterhouseCoopers LLP, then the Audit Committee will reconsider whether to retain the firm. In such event, the Audit Committee may retain PricewaterhouseCoopers LLP, notwithstanding the fact that the shareholders did not approve the ratification of PricewaterhouseCoopers LLP, or select another nationally recognized accounting firm without re-submitting the matter to the shareholders. Even if the shareholders ratify PricewaterhouseCoopers LLP as our independent registered public accounting firm, the Audit Committee reserves the right in its discretion to select a different nationally recognized accounting firm at any time during the year if the Audit Committee determines that such a change would be in the best interests of the Company and its shareholders.

BOARD RECOMMENDATION:

“For” Ratification of PricewaterhouseCoopers LLP as the Company’s Independent Registered Public Accounting Firm

Fees Paid to PricewaterhouseCoopers LLP

The following table presents fees for services rendered by PricewaterhouseCoopers LLP for the years ended December 31, 2020 and 2019.

Type of Fees	2020 ($)	2019 ($)

Audit fees(1)	704,163	765,304

Audit-related fees(2)	184,430	144,599

Tax fees(3)	363,963	469,185

All other fees(4)	972	972

Total	1,253,528	1,380,060

(1)

Audit fees consisted principally of fees for the audit of our financial statements, as well as audit-related tax services and registration statement-related services performed pursuant to SEC filing requirements.

(2)

Audit-related fees consisted of fees billed for assurance and related services that are reasonably related to the performance of the audit or review of our financial statements and are not reported under “Audit Fees.” Audit-related fees consisted solely of fees billed to audit the separate Puerto Rico entities, as required by Puerto Rico Treasury.

(3)

Tax fees consisted of fees billed for professional services rendered for tax compliance and tax consulting services. The fees for the tax compliance services were $328,525 and $310,925 for 2020 and 2019, respectively.

(4)	All other fees consisted of fees billed for other products and services.

Retail Value Inc. ï 2021 Proxy Statement	19

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Auditors

The Audit Committee has a policy for the pre-approval of audit and permissible non-audit services provided by the Company’s independent registered public accounting firm. These services may include audit services, audit-related services, tax services and other services. The Audit Committee pre-approves specifically described audit and permissible non-audit services, and periodically grants general pre-approval of categories of audit and permissible non-audit services up to specified cost thresholds. Any services exceeding pre-approved cost levels must be specifically pre-approved by the Audit Committee. All of the services rendered by PricewaterhouseCoopers LLP under the categories “Audit-related fees,” “Tax fees,” and “All other fees” described above were pre-approved by the Audit Committee.

Auditor Independence

The Audit Committee believes that the non-audit services provided by PricewaterhouseCoopers LLP are compatible with maintaining PricewaterhouseCoopers LLP’s independence.

Audit Committee Report

In accordance with its written charter adopted by the Board, the Audit Committee assists the Board in fulfilling its responsibility for oversight of the quality and integrity of the accounting, auditing and financial reporting practices of the Company. The Audit Committee meets at least quarterly to review quarterly or annual financial information prior to its release and inclusion in SEC filings. As part of each meeting, the Audit Committee has the opportunity to meet independently with management and our independent registered public accounting firm.

In discharging its oversight responsibility as to the audit process, the Audit Committee has received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence, has discussed with the independent registered public accounting firm any relationships that may impact its objectivity and independence, and has satisfied itself as to the independent registered public accounting firm’s independence.

The Audit Committee reviewed and discussed with the independent registered public accounting firm all matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board and the SEC.

The Audit Committee reviewed and discussed the audited financial statements of the Company for the year ended December 31, 2020, with management and the independent registered public accounting firm. Management has the responsibility for the preparation of the Company’s financial statements, and the independent registered public accounting firm has the responsibility for the examination of those statements.

Based on the above-described review and discussions with management and the independent registered public accounting firm, the Audit Committee recommended to the Board that the Company’s audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2020 filed with the SEC.

Audit Committee

Gary N. Boston, Chair

Scott D. Roulston

Barry A. Sholem

20	Retail Value Inc. ï 2021 Proxy Statement

8. Certain Relationships and Related-Party Transactions

The following is a summary of transactions that occurred or were in effect after January 1, 2020 to which we have been a party in which the amount involved exceeded $120,000 and in which any of our executive officers, Directors or beneficial holders of more than 5% of our capital stock had or will have a direct or indirect material interest.

Management Agreements

We are externally managed by our Manager pursuant to the Management Agreements. Our executive officers are employed by (and in the case of Mr. Lukes, serve as a director of) our Manager.

Duties of our Manager

Pursuant to the terms of the External Management Agreement and subject to the supervision and discretionary limits established by the Board, our Manager:

•	Provides daily management for the Company and performs and supervises the various administrative functions necessary for its operations;

•	Assists the Board in formulating a disposition strategy, markets Company assets for sale and consummates dispositions;

•

Investigates, selects and, on behalf of the Company, engages and supervises such third parties as the Manager deems necessary in connection with the performance of its obligations and responsibilities;

•	Assists the Board in the formulation and implementation of the Company’s financial policies;

•

Arranges for the financing and refinancing of the Company and its assets, monitors compliance with the terms thereof, and makes other changes in the capital structure of the Company, and applies the proceeds from dispositions;

•	Actively oversees and manages the Company’s assets and reviews and analyzes financial information for each of the assets and the overall business;

•

Maintains the Company’s accounting, tax, audit, regulatory and other records and assists the Company in filing all reports required to be filed by it with any applicable regulatory agency or stock exchange;

•	Performs internal audits of the Company’s financial statements and internal controls over financial reporting;

•	Generates the Company’s consolidated corporate budget and consolidated property-level budget;

•	Makes reports to the Board on the operations of the Company, including reports with respect to potential conflicts of interest involving the Manager or any of its affiliates;

•	Provides the Company with all necessary cash management services;

•	Performs investor relations and shareholder communications functions for the Company and assists with logistics related to meetings of the Board; and

•	Renders such other services as may be reasonably determined by the Board consistent with the terms and conditions of the External Management Agreement.

Pursuant to the terms of the Property Management Agreements, the Manager is responsible for taking all actions and performing all duties as it deems necessary and desirable for the care, protection, security, operation, maintenance and repair of the Company’s assets. The Manager has been engaged to lease the Company’s assets, subject to the supervision and discretionary limits established by the Board.

Retail Value Inc. ï 2021 Proxy Statement	21

Term and Termination

The Management Agreements will be in effect until June 30, 2021 and thereafter will renew automatically for successive six-month periods unless terminated in advance by either party. In addition, the External Management Agreement:

•	May be terminated immediately, upon written notice to the Company by the Manager, upon a Change of Control (as defined in the External Management Agreement) of the Company;

•

May be terminated by either party, without penalty, upon written notice to the other party if the other party breaches any material provision of the External Management Agreement and such material breach continues for a period of ten business days after written notice;

•

May be terminated by the Manager if (i) there is a material change in the business strategy of the Company or (ii) there is a material change or reduction in the duties of the Manager or the scope of services authorized by the Board to be performed by the Manager under the External Management Agreement (in each case such termination shall be effective 60 days following the Company’s receipt of written notice from the Manager of such material change described in clauses (i) and (ii)); and

•

Will terminate automatically (i) at such time that none of the Property Management Agreements remain in effect or (ii) at the effective time of the dissolution of the Company or, if the assets of the Company are transferred to a liquidating trust, the final disposition of the assets transferred by the liquidating trust.

The Property Management Agreements will be terminated if the External Management Agreement is terminated or, with regard to each asset, if that asset is sold or a controlling interest is transferred.

Management Fees and Expense Reimbursements

The following table sets forth the various fees and expenses paid to the Manager for the year ended December 31, 2020 (in millions):

Type of Fee	2020 ($)

Property management fees (including COVID-19 fee supplement)	10.0

Asset management fees	8.6

Leasing commissions	2.7

Maintenance services and other	1.5

Disposition fees	3.1

Credit facility guaranty fee	0.1

Legal fees	0.4

Total	26.4

External Management Agreement

Pursuant to the External Management Agreement, the Company pays the Manager an Asset Management Fee in an aggregate amount (as determined by the Manager from time to time) no greater than 0.5% per annum of the Gross Asset Value (as defined in the External Management Agreement) of the Company’s properties. The Asset Management Fee is payable in monthly installments based upon the Gross Asset Value as determined on the most recent December 31 or June 30 (each, a “Determination Date”). The Asset Management Fee is determined on each Determination Date for the subsequent six calendar months. The Company will also pay to the Manager a Financing Fee in an amount equal to 0.2% of the principal amount of any financing or refinancing and a fee in an amount equal to 1.0% of the aggregate Consideration (as defined in the External Management Agreement) in connection with a Change of Control Transaction (as defined in the External Management Agreement).

In addition, the Company will pay or reimburse the Manager for all reasonable expenses paid or incurred in connection with the services it provides to the Company, including disposition costs, costs of third-party service providers, financing costs, taxes and assessments on Company income and assets, insurance costs relating to the Company and its assets, fees payable to Company Directors, compliance costs, and fees and expenses of professional advisors (including accounting and legal).

22	Retail Value Inc. ï 2021 Proxy Statement

Property Management Agreements

Pursuant to the Property Management Agreements, the Company pays the Manager a Property Management Fee in an aggregate amount (as determined by the Manager from time to time) no greater than 3.5% and 5.5% of Gross Revenue (as defined in the Property Management Agreements) of the non-Puerto Rico properties and the Puerto Rico properties, respectively. The Property Management Fee is payable based upon the average monthly Gross Revenue collected during the three months immediately preceding the most recent December 31 or June 30.

The Company will also pay the Manager: leasing commissions of $4.00 per square foot for the initial lease term and $2.00 per square foot in connection with each negotiated renewal or extension; 1.0% of the gross sale price of each asset sold; and costs and expenses incurred by the Manager in connection with construction and tenant coordination services. Furthermore, the Company will pay or reimburse the Manager for all commercially reasonable third-party costs and expenses incurred in the performance of its duties under the Property Management Agreements, including, but not limited to, all fees and expenses paid to outside consultants, architects, engineers and other professionals reasonably required for the performance of the Manager’s duties, all reasonable, out of town travel expenses for the Manager or certain other personnel and attorneys’ fees and disbursements, each in accordance with and subject to the limitations set forth in budgets prepared for each asset agreed by the Manager and the Company, including, without limitation, the fees and disbursements of the Manager’s in-house attorneys and paralegals.

COVID-19 Supplemental Fee Agreement

Pursuant to the terms of the Property Management Agreements, the Property Management Fee is determined on each July 1 and January 1 based on the average monthly Gross Revenue collected during the three-month period immediately preceding such determination date. In order to offset the impact of reduced property collections resulting from the COVID-19 pandemic on the level of Property Management Fees payable by the Company to the Manager, the Company entered into an Amended and Restated Agreement, dated October 30, 2020, which provided that (i) during the six-month period beginning on July 1, 2020, the Company would pay JDN Development Company, an affiliate of the Manager, a monthly supplemental fee in an amount equal to (a) the average monthly Property Management Fee paid during 2019 with respect to the properties owned by the Company and its subsidiaries as of April 1, 2020 minus (b) the monthly Property Management Fee determined on July 1, 2020 for the remaining six months of 2020 in accordance with the existing Property Management Agreements and (ii) during the six-month period beginning on January 1, 2021, the Company will pay JDN Development Company a monthly supplemental fee in an amount equal to (x) the average monthly Property Management Fee paid during 2019 with respect to the properties owned by the Company and its subsidiaries as of October 1, 2020 minus (y) the monthly Property Management Fee determined on January 1, 2021 for the first six months of 2021 in accordance with the existing Property Management Agreements.

Liability and Indemnification

The Manager maintains a contractual, as opposed to a fiduciary relationship, with the Company. Under the Management Agreements, the Company is required to indemnify the Manager and pay or reimburse expenses in advance of final resolution of a proceeding with respect to certain of our Manager’s acts or omissions.

Agreements Relating to Our Separation from the Manager

The Company entered into a Separation and Distribution Agreement, dated as of July 1, 2018 (the “Separation and Distribution Agreement”), with the Manager, which identified the assets transferred, liabilities assumed and contracts assigned to the Company in connection with our separation from the Manager. Except as expressly set forth in the Separation and Distribution Agreement or any other transaction agreements, all assets were transferred on an “as is, where is” basis and the Company bears the economic and legal risks associated with the transferred assets.

The Company also entered into a Tax Matters Agreement, dated as of July 1, 2018 (the “Tax Matters Agreement”), with the Manager, which governs the rights, responsibilities and obligations of the Company and the Manager following our separation from the Manager with respect to various tax matters, including the obligations of the Company and the Manager to maintain their qualification as a REIT under the Internal Revenue Code of 1986 (the “Code”). The Tax Matters Agreement also provides for the allocation between the Company and the Manager of the Manager’s tax-related assets, liabilities and obligations attributable to periods prior to the separation of the Company from the Manager.

Retail Value Inc. ï 2021 Proxy Statement	23

In connection with the Company’s separation from the Manager, the Company issued 1,000 series A preferred shares to the Manager, which are noncumulative and have no mandatory dividend rate. However, subject to the requirement that we distribute an amount equal to the minimum amount required to be distributed to the holders of the Company’s common shares with respect to any taxable year in order for the Company to maintain its status as a REIT and to avoid any U.S. federal income taxes imposed by the Code, the series A preferred shares are entitled to a dividend preference for all dividends declared on the Company’s capital stock at any time up to $190 million in the aggregate, which amount may be increased by up to an additional $10 million under certain circumstances. Subsequent to the payment of dividends on the series A preferred shares equaling a preference amount of $200 million, the series A preferred shares are required to be redeemed by the Company for an aggregate amount of $1.00 per share. No dividends have been declared or paid on the series A preferred shares as of February 28, 2021.

Indemnification Agreements with Directors and Executive Officers

We have entered into indemnification agreements with each of our Directors and executive officers. Each indemnification agreement provides that, subject to limited exceptions, among other things, we will indemnify the Director or executive officer to the fullest extent permitted by law for claims arising in his or her capacity as our Director or officer.

24	Retail Value Inc. ï 2021 Proxy Statement

9. Corporate Governance and Other Matters

Codes of Ethics

Code of Ethics for Senior Financial Officers

We have a Code of Ethics for Senior Financial Officers that applies to the senior financial officers of the Company, including, among others, the Chief Executive Officer, President, Chief Financial Officer, Chief Accounting Officer and Treasurer (our “senior financial officers”). Among other matters, this code requires our senior financial officers to:

• Act with honesty and integrity and ethically handle all actual or apparent conflicts of interest between personal and professional relationships;

•     Endeavor to provide information that is full, fair, accurate, timely and understandable in all reports and documents that we file with, or submit to, the SEC and other public filings or communications we make;

•     Endeavor to comply faithfully with all laws, rules and regulations of federal, state and local governments and all applicable private or public regulatory agencies as well as all applicable professional codes of conduct;

• Not knowingly or recklessly misrepresent material facts or allow their independent judgment to be compromised;

• Not use for personal advantage confidential information acquired in the course of their employment;

• Proactively promote ethical behavior among peers and subordinates in the workplace; and

• Promptly report any violation or suspected violation of this code in accordance with our Code of Business Conduct and Ethics and, if appropriate, directly to the Audit Committee.

Only the Audit Committee or our Board, including a majority of the independent Directors, may waive any provision of this code with respect to a senior financial officer. Any such waiver or any amendment to this code will be promptly disclosed on our website or in a Current Report on Form 8-K, as required by applicable rules or regulations. This code is posted on our website, www.retailvalueinc.com, under “Governance” in the “Investors” section.

Code of Business Conduct and Ethics

Our Code of Business Conduct and Ethics addresses our commitment to honesty, integrity and the ethical behavior of our officers and Directors and employees of our Manager. This code governs the actions and working relationships of our officers and Directors and Manager employees with current and potential tenants, fellow employees, competitors, vendors, government and self-regulatory agencies, investors, the public, the media, and anyone else with whom we have or may have contact. Only our Board or the Nominating and Corporate Governance Committee may waive any provision of this code with respect to an officer or Director. Any such waiver or any amendment to this code will be promptly disclosed on our website or in a Current Report on Form 8-K, as required by applicable rules or regulations. The Company’s Corporate Compliance Officer may waive any provision of this code with respect to all other Manager employees. This code is posted on our website, www.retailvalueinc.com, under “Governance” in the “Investors” section.

Reporting and Non-Retaliation Policy

Our Code of Business Conduct and Ethics includes a reporting and non-retaliation policy. The purpose of the policy is to encourage all officers and Directors and Manager employees to disclose any alleged wrongdoing that may adversely impact us, our tenants, shareholders, Manager employees, investors, or the public at large without fear of retaliation. The policy sets forth procedures for the reporting by Manager employees and interested third parties of alleged financial (including auditing, accounting, and internal control matters) and non-financial wrongdoing on a confidential and anonymous basis. Reports concerning alleged wrongdoing may be made directly to our Corporate Compliance Officer or to NAVEX Global, an independent third-party service retained on our behalf. An inquiry or investigation is then initiated by the Corporate Compliance Officer or the

Retail Value Inc. ï 2021 Proxy Statement	25

Audit Committee Chair. The results of all investigations concerning wrongdoing are reviewed quarterly by the Corporate Compliance Officer and the Chair of the Audit Committee.

Policy Regarding Related-Party Transactions

Our Code of Business Conduct and Ethics also includes a policy regarding the review and approval of related-party transactions. A proposed transaction between us and certain parties enumerated in the policy, including individuals affiliated with our Manager, must be submitted to our Corporate Compliance Officer. The relationship of the parties and the terms of the proposed transaction, among other things, are reviewed by our Corporate Compliance Officer to determine if the proposed transaction would constitute a material related-party transaction, in which case it is reported to the Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee will then determine whether the transaction requires Board approval. All material related-party transactions, whether or not those transactions must be disclosed under federal securities laws, are subject to prior approval by our Board pursuant to the policy and reviewed quarterly with the Nominating and Corporate Governance Committee.

Security Ownership of Certain Beneficial Owners

The following table sets forth certain information regarding the beneficial ownership of our common shares as of February 21, 2021, except as otherwise disclosed in the notes below, by each person who is known by us to own beneficially more than 5% of our outstanding common shares based on a review of filings with the SEC. Except as otherwise described in the following notes, the following beneficial owners have sole voting power and sole investment power with respect to all common shares set forth opposite their respective names.

More Than 5% Owners	Amount and Nature of Beneficial Ownership of Common Shares	Percentage Ownership (%)(6)

Alexander Otto	3,743,903(1)	17.8

The Vanguard Group, Inc	1,634,893(2)	7.8

Luxor Capital Group, LP	1,459,950(3)	6.9

BlackRock, Inc.	1,427,891(4)	6.8

Indaba Capital Management, L.P.	1,421,010(5)	6.7

(1)

According to a report on Schedule 13D/A filed with the SEC on October 25, 2019 and a Form 4 filed with the SEC on January 14, 2021, Alexander Otto was the beneficial owner of, and had sole voting and sole dispositive power over 3,743,903 common shares. The address for this reporting person is c/o David A. Brown, Alston & Bird LLP, 950 F Street, N.W., Washington, DC 20004.

(2)

According to a report on Schedule 13G/A filed with the SEC on February 10, 2021 by The Vanguard Group, Inc., The Vanguard Group, Inc. is the beneficial owner of 1,634,893 common shares and has sole voting power over 0 common shares, shared voting power over 10,786 common shares, sole dispositive power over 1,619,898 common shares and shared dispositive power over 14,995 common shares. The address for this reporting person is 100 Vanguard Boulevard, Malvern, Pennsylvania 19355.

(3)

According to a Schedule 13G/A filed with the SEC on February 16, 2021, Luxor Capital Group is the beneficial owner of, and directs the voting over, 1,459,950 common shares as a result of it serving as investment manager of: Luxor Capital Partners Offshore Master Fund, LP, is the beneficial owner of, and directs the voting over, 1,068,614 common shares; and Luxor Wavefront, LP, which is the beneficial owner of, and directs the voting over, 391,336 common shares. Christian Leone is the managing member of LCG Holdings, LLC and Luxor Management, LLC, which is the general partner of Luxor Capital Group, LP, each of which claims beneficial ownership of, and direct voting power over, 1,459,950 common shares. The address for this reporting person is 1114 Avenue of the Americas, 28th Floor, New York, New York 10036.

(4)

According to a report on Schedule 13G filed with the SEC on February 1, 2021 by BlackRock, Inc., BlackRock, Inc. is the beneficial owner of 1,427,891 common shares and has sole voting power over 1,377,140 common shares and sole dispositive power over 1,427,891 shares. The address for this reporting person is 55 East 52nd Street, New York, New York, 10055.

(5)

According to a report on Schedule 13G filed with the SEC on February 16, 2021 by Indaba Capital Management, L.P., Indaba Capital Management, L.P. is the beneficial owner of 1,421,010 shares and has shared voting and dispositive power with IC GP, LLC (its sole general partner) and Derek C. Schrier over 1,421,010 shares. The address for this reporting person is One Letterman Drive, Building D, Suite DM700, San Francisco, California 94129.

(6)	Percentages calculated based on 21,083,252 of our common shares outstanding as of February 21, 2021.

26	Retail Value Inc. ï 2021 Proxy Statement

Shareholder Proposals for 2022 Annual Meeting of Shareholders

In order to be included in the Company’s proxy statement for the 2022 Annual Meeting of Shareholders (the “2022 Annual Meeting”), a shareholder proposal submitted pursuant to Rule 14a-8 under the Securities Exchange Act of 1934 must be received in writing by our Secretary at 3300 Enterprise Parkway, Beachwood, Ohio 44122 no later than December [    ], 2021, assuming the 2022 Annual Meeting is not advanced or delayed more than 30 calendar days from the date of the first anniversary of the 2021 Annual Meeting, and otherwise comply with all requirements of the SEC for shareholder proposals.

If an eligible shareholder, or a group of up to 20 eligible shareholders, desires to have a Director nomination included in the Company’s proxy statement for the 2022 Annual Meeting, such nomination shall conform to the applicable requirements in the Company’s Code of Regulations and any applicable regulations of the SEC concerning the submission and content of Director nominations for inclusion in the Company’s proxy statement, and must be received by our Secretary at 3300 Enterprise Parkway, Beachwood, Ohio 44122 no earlier than November [    ], 2021 and no later than December [    ], 2021, assuming the 2022 Annual Meeting is not advanced more than 30 calendar days and not delayed by more than 60 calendar days of the date of the first anniversary of the 2021 Annual Meeting.

In addition, the Company’s Code of Regulations provides that any shareholder who desires to make a Director nomination or a proposal of other business at an annual meeting without including the nomination or proposal in the Company’s proxy statement must give timely written notice of the proposal to the Company’s Secretary. To be timely, the notice must be delivered to the above address not less than 90 nor more than 120 calendar days prior to the first anniversary of the date on which the Company held the preceding year’s annual meeting of shareholders. In the event the annual meeting is advanced or delayed by more than 30 calendar days of the date of the anniversary of the preceding year’s annual meeting, the notice must be received not later than the close of business on the later of the 90th calendar day prior to such annual meeting and the tenth calendar day following the day on which public announcement of the date of the annual meeting is first made. Therefore, to be timely, any such proposal or nomination must be received no earlier than January 12, 2022 and no later than February 11, 2022, assuming the 2022 Annual Meeting is not advanced or delayed by more than 30 calendar days of the date of the first anniversary of the 2021 Annual Meeting. The notice must also provide certain information required by the Company’s Code of Regulations.

As to any proposal that a shareholder intends to present to shareholders other than by inclusion in our proxy statement for the 2022 Annual Meeting, the proxies named in management’s proxy for that meeting will be entitled to exercise their discretionary voting authority on that proposal unless we receive notice of the matter to be proposed not later than February [    ], 2022. Even if proper notice is received on or prior to February [    ], 2022, the proxies named in our proxy for that meeting may nevertheless exercise their discretionary authority with respect to such matter by advising shareholders of that proposal and how they intend to exercise their discretion to vote on such matter, unless the shareholder making the proposal solicits proxies with respect to the proposal to the extent required by Rule 14a-4(c)(2) under the Securities Exchange Act of 1934.

Householding

The SEC permits a single set of annual reports and proxy statements to be sent to any household at which two or more shareholders reside if they appear to be members of the same family. Each shareholder continues to receive a separate proxy card. This procedure, referred to as householding, reduces the volume of duplicate information shareholders receive and reduces mailing and printing costs. A number of brokerage firms have instituted householding. Only one copy of this Proxy Statement and the accompanying annual report will be sent to certain beneficial shareholders who share a single address, unless any shareholder residing at that address gave contrary instructions.

If any beneficial shareholder residing at such an address desires at this time or in the future to receive a separate copy of this Proxy Statement and the accompanying annual report or if any such shareholder who currently receives a separate Proxy Statement and annual report and would like to receive only a single set in the future, the shareholder should provide such instructions to us by calling Christa A. Vesy, Chief Financial Officer, at (216) 755-5500, or by writing to Retail Value Inc., Attn. Investor Relations, at 3300 Enterprise Parkway, Beachwood, Ohio 44122.

Retail Value Inc. ï 2021 Proxy Statement	27

Other Matters

Shareholders and other interested parties may send written communications to our Board or the non-management Directors as a group by mailing them to our Board, c/o Aaron M. Kitlowski, Secretary, Retail Value Inc., 3300 Enterprise Parkway, Beachwood, Ohio 44122. All communications will be forwarded to our Board or the non-management Directors as a group, as applicable.

28	Retail Value Inc. ï 2021 Proxy Statement

10. Frequently Asked Questions

Why did you send me this Proxy Statement?

The Company sent you this Proxy Statement and the accompanying Notice of Annual Meeting of Shareholders, 2020 Annual Report, which includes our financial statements, and Proxy Card because our Board is soliciting your proxy to vote at our 2021 Annual Meeting. This Proxy Statement summarizes information you need to know in order to vote at the Annual Meeting.

Who is entitled to vote at the Annual Meeting?

Shareholders who owned our common shares at the close of business on March 15, 2021, the record date for the Annual Meeting, are entitled to vote. On the record date, there were 21,083,252 common shares outstanding.

How do I attend and vote at the Virtual Annual Meeting?

Due to the continuing public health impact of the COVID-19 pandemic and out of an abundance of caution for the health and well-being of our shareholders, directors, officers and the community, the Annual Meeting will be held in a virtual meeting format only, via live webcast. You will not be able to physically attend the Annual Meeting in person.

Attending the Annual Meeting as a Shareholder of Record. If you were a holder of record of common shares of the Company at the close of business on the record date (i.e., you held your shares in your own name as reflected in the records of our transfer agent, Computershare), you will be able to participate in the Annual Meeting, vote electronically and submit questions during the live webcast of the meeting, without advance registration. You can access the meeting by visiting www.meetingcenter.io/281154711 and entering the 15-digit control number on the Proxy Card or Notice of Availability of Proxy Materials sent to you and the meeting password, RVI2021.

Registering to Attend the Annual Meeting as a Beneficial Owner. If you were a beneficial holder of common shares of the Company at the close of business on the record date (i.e. you held your shares in “street name” through an intermediary, such as a bank or broker), you must register in advance to participate in the Annual Meeting, vote electronically and submit questions during the live webcast of the meeting. To register, you must obtain a legal proxy from the bank, broker or other nominee that holds your shares giving you the right to vote the shares. You must forward a copy of the legal proxy, along with your email address, to Computershare. Requests for registration should be directed to Computershare by email at legalproxy@computershare.com no later than 5:00 p.m. Eastern Time, on Friday, May 7, 2021. You will receive a confirmation of your registration, with a control number, by email from Computershare. At the time of the meeting, go to www.meetingcenter.io/281154711 and enter your control number and the meeting password, RVI2021.

Attending the Annual Meeting as a Guest. If you would like to enter the meeting as a guest in listen-only mode, click on the “I am a guest” button after entering the meeting center at www.meetingcenter.io/281154711 and enter the information requested on the following screen. Please note you will not have the ability to ask questions or vote during the meeting if you participate as a guest.

Voting Shares. If you have a control number as discussed above, you will be able to vote your shares electronically prior to and during the Annual Meeting by clicking on the “Cast Your Vote” link on the meeting center site. We encourage you to access the meeting in advance of the designated start time.

Once you submit your proxy, there is no need to vote at the Annual Meeting unless you wish to change or revoke your vote. Whether or not you plan to participate in the live webcast of the Annual Meeting, we urge you to vote and submit your proxy in advance of the meeting by one of the methods described in the question below titled “How do I vote by proxy?”.

Asking Questions; Rules of Conduct. If you are a shareholder of record or have registered with Computershare as a beneficial owner, questions can be submitted at any time before or during the Annual Meeting by accessing the meeting center at www.meetingcenter.io/281154711, entering your control number and meeting password, RVI2021, and clicking on the message icon in the upper right-hand corner of the page. Questions pertinent to Annual Meeting matters will be answered during the Annual Meeting, subject to time constraints and in accordance with our rules of conduct for the Annual Meeting. Questions regarding matters that are not pertinent to the Annual Meeting will not be answered.

Retail Value Inc. ï 2021 Proxy Statement	29

Technical Support. If you encounter technical difficulties accessing the virtual meeting platform or during the Annual Meeting, please visit https://support.vevent.com/ for assistance or contact Computershare Shareholder Services at 877-884-3492.

How many votes do I have?

You are entitled to one vote for each of our common shares that you owned on the record date. The accompanying Proxy Card indicates the number of shares that you owned on the record date.

How do I vote by proxy?

Shareholders of record may vote either by completing, properly signing, and returning the accompanying Proxy Card via mail, by telephone, or over the Internet, or by attending and voting at the Annual Meeting. If you properly complete and timely return your Proxy Card or properly and timely follow the telephone or Internet voting instructions described below, your proxy (meaning one of the individuals named in the Proxy Card) will vote your shares as you have directed, provided however, if you do not indicate specific choices as to your vote, your proxy will vote your shares as recommended by our Board:

• FOR the election of Gary N. Boston, Henrie W. Koetter; David R. Lukes, Scott D. Roulston, Barry A. Sholem and Christa A. Vesy as Directors;

•     FOR the adoption of an amendment to the Company’s Second Amended and Restated Articles of Incorporation to replace the existing supermajority voting requirement for amendments with a majority voting power standard; and

•     FOR the adoption of an amendment to the Company’s Amended and Restated Code of Regulations to replace the existing supermajority voting requirement for amendments with a majority voting power standard; and

• FOR the ratification of PricewaterhouseCoopers LLP as our independent registered public accounting firm.

Shareholders of record may vote by calling 1-800-652-8683 or over the Internet by accessing the following website: www.investorvote.com/rvi. Voting instructions, including your shareholder account number and personal proxy control number, are contained on the accompanying Proxy Card. Those shareholders of record who choose to vote by telephone must do so by 11:59 p.m., Eastern Time, on May 11, 2021.

A number of banks and brokerage firms participate in a program that also permits shareholders whose shares are held in “street name” to direct their vote by telephone or over the Internet. If your shares are held in an account at a bank or brokerage firm that participates in such a program, you may direct the vote of these shares by telephone or over the Internet by following the voting instructions enclosed with the voting instruction form from the bank or brokerage firm. The Internet and telephone proxy procedures are designed to authenticate shareholders’ identities, to allow shareholders to give their proxy voting instructions, and to confirm that those instructions have been properly recorded. Votes directed by telephone through such a program must be received by 11:59 p.m., Eastern Time, on May 11, 2021.

If any other matter is presented at the Annual Meeting, your proxy will vote your shares in accordance with his or her discretion and best judgment. As of the date of this Proxy Statement, we are not aware of any matter to be acted on at the Annual Meeting other than those matters described in this Proxy Statement.

May I revoke my proxy?

If you are a shareholder of record, you may revoke or change your vote at any time before the proxy is exercised by filing a notice of revocation with our Secretary, mailing a signed Proxy Card bearing a later date, submitting your proxy again by telephone or over the Internet or by voting online at the Annual Meeting. The powers of the proxy holders will be suspended if you vote your shares at the Annual Meeting, although attendance at the Annual Meeting will not by itself revoke a previously granted proxy.

If you hold your shares beneficially in “street name,” you may change your vote by submitting new voting instructions to your brokerage firm or bank or, if you have obtained a legal proxy from your brokerage firm or bank giving you the right to vote your shares, by forwarding a copy of the legal proxy, along with your email address, to Computershare in order to obtain a control number and then using that control number to access and vote at the Annual Meeting.

30	Retail Value Inc. ï 2021 Proxy Statement

Who is soliciting my proxy?

This solicitation of proxies is made by and on behalf of our Board. We will bear the cost of the solicitation of proxies. In addition to the solicitation of proxies by mail, certain of our Manager’s employees may solicit proxies by telephone, facsimile, or email. Those Manager employees will not receive any additional compensation for their participation in the solicitation. We retained Georgeson, Inc., at an estimated cost of $11,500, plus reimbursement of expenses, to assist in the solicitation of proxies from brokers, nominees, institutions and individuals.

Can I receive proxy materials by email in the future?

Yes. By doing so, you are reducing the impact on the environment and helping to save the Company the costs and expenses of preparing and mailing proxy materials. If you are a registered shareholder with your shares held in an account at our transfer agent, visit www.computershare.com/investor to create a login and to enroll. You may revoke your election to receive materials by email and instead receive a paper copy via mail at any time by visiting this website. If you hold your shares through a bank or broker, please refer to the information provided by that institution for instructions on how to elect to receive future proxy statements and annual reports over the Internet and how to change your delivery instructions.

What constitutes a quorum?

The presence at the Annual Meeting, either online or by proxy, of the holders of a majority of the aggregate number of our common shares issued and outstanding on the record date will represent a quorum permitting the conduct of business at the meeting. Proxy Cards that we receive marked as abstentions or broker non-votes will be included in the calculation of the number of shares considered to be present at the Annual Meeting for purposes of determining a quorum.

Retail Value Inc. ï 2021 Proxy Statement	31

What vote is required to approve each proposal, assuming that a quorum is present at the Annual Meeting?

Proposal One: Election of Six Directors	To be elected, Director nominees must receive a majority of the votes cast (i.e., the number of shares voted “For” a Director nominee must exceed the number of votes cast “Against” that Director nominee). Broker non-votes and abstentions will not be considered votes cast at the Annual Meeting and will be excluded in determining the number of votes cast at the Annual Meeting.

Proposal Two:

Approval of an Amendment to the Company’s Second Amended and Restated Articles of Incorporation to Replace the Existing Supermajority Voting Requirement for Amendments with a Majority Voting Power Standard

Approval of this proposal will require the affirmative vote of the holders of at least 75% of the voting power of the outstanding shares of our capital stock entitled to vote thereon, voting as a single class. Broker non-votes and abstentions will have the same effect as votes cast against the proposal.

As noted previously, if Proposal Two is approved by our shareholders, it will be implemented only if Proposal Three is also approved.

Proposal Three:

Approval of an Amendment to the Company’s Amended and Restated Code of Regulations to Replace the Existing Supermajority Voting Requirement for Amendments with a Majority Voting Power Standard

Approval of this proposal will require the affirmative vote of the holders of at least 75% of the voting power of the outstanding shares of our capital stock entitled to vote thereon, voting as a single class. Broker non-votes and abstentions will have the same effect as votes cast against the proposal.

As noted previously, if Proposal Three is approved by our shareholders, it will be implemented only if Proposal Two is also approved.

Proposal Four: Ratification of PricewaterhouseCoopers LLP as the Company’s Independent Registered Public Accounting Firm	Although our independent registered public accounting firm may be selected by the Audit Committee without shareholder approval, the Audit Committee will consider the affirmative vote of a majority of the votes cast on this Proposal to be a ratification by the shareholders of PricewaterhouseCoopers LLP as our independent registered public accounting firm. Abstentions will not be considered votes cast at the Annual Meeting and will be excluded in determining the number of votes cast at the Annual Meeting.

For shareholders who hold their common shares in “street name” through banks or brokerage firms and do not instruct their bank or broker how to vote, the bank or brokerage firm will not vote such shares for Proposal One, Proposal Two or Proposal Three resulting in broker non-votes with respect to such shares. As a result, it is important that shareholders vote their shares.

By order of the Board of Directors,

AARON M. KITLOWSKI

Secretary

Dated: April [    ], 2021

32	Retail Value Inc. ï 2021 Proxy Statement

Appendix A

PROPOSED AMENDMENT TO THE COMPANY’S SECOND AMENDED AND RESTATED

ARTICLES OF INCORPORATION TO REPLACE THE EXISTING SUPERMAJORITY VOTING REQUIREMENT FOR AMENDMENTS WITH A MAJORITY VOTING POWER STANDARD

THIRTEENTH: This Charter may be amended, altered, changed or repealed by the shareholders of the Corporation by the affirmative vote of the holders of at least ~~75%~~ a majority of the voting power of the outstanding shares of capital stock of the Corporation entitled to vote thereon, voting together as a single class. Notwithstanding the foregoing, Division A of Article FOURTH may only be amended, altered, changed or repealed by a majority vote of the outstanding shares of the Series A Preferred Shares.

Retail Value Inc. ï 2021 Proxy Statement	A-1

Appendix B

PROPOSED AMENDMENT TO THE COMPANY’S AMENDED AND RESTATED

CODE OF REGULATIONS TO REPLACE THE EXISTING SUPERMAJORITY VOTING REQUIREMENT FOR AMENDMENTS WITH A MAJORITY VOTING POWER STANDARD

ARTICLE X

Amendments

This Amended and Restated Code of Regulations may be amended, or new regulations may be adopted, (a) by the shareholders of the Corporation by the affirmative vote of the holders of at least ~~75%~~ a majority of the voting power of the outstanding shares of capital stock of the Corporation entitled to vote thereon, voting together as a single class or (b) by the Board of Directors, to the extent permitted by Chapter 1701 of the Ohio Revised Code.

Retail Value Inc. ï 2021 Proxy Statement	B-1

PRELIMINARY COPY - SUBJECT TO COMPLETION

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.

2021 Annual Meeting Proxy Card

▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

- - - - - - - - - - - - - - - - - - -  - - - - - - - - - - - - - - - - - - - - - - - - -  - - -  - - -  - -  - - - - - - - - - - - - -  - - -  - - - -  - - - - - - -  - - - - - - - - - -  - - -  - - - - - - - - -

A	Proposals – The Board of Directors recommend a vote FOR all the nominees listed and FOR Proposal 2 – 4.

1.	Election of Six Directors:
		For	Against	Abstain		For	Against	Abstain		For	Against	Abstain
	01 - Gary N. Boston	☐	☐	☐	02 - Henrie W. Koetter	☐	☐	☐	03 - David R. Lukes	☐	☐	☐
	04 - Scott D. Roulston	☐	☐	☐	05 - Barry A. Sholem	☐	☐	☐	06 - Christa A. Vesy	☐	☐	☐

		For	Against	Abstain		For	Against	Abstain
2.

Approval of an amendment to the Company’s Second Amended and Restated Articles of Incorporation to replace the existing supermajority voting requirement for amendments with a majority voting power standard.

		☐	☐	☐	3. Approval of an amendment to the Company’s Amended and Restated Code of Regulations to replace the existing supermajority voting requirement for amendments with a majority voting power standard.	☐	☐	☐
4.	Ratification of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm	☐	☐	☐

B	Authorized Signatures – This section must be completed for your vote to count. Date and sign below.

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) – Please print date below.	Signature 1 – Please keep signature within the box.	Signature 2 – Please keep signature within the box.
/ /

∎		1 U P X 4 9 8 5 0 0

03EEUA

Important notice regarding the Internet availability of proxy materials for the Annual Meeting of Shareholders to be held on May 12, 2021.

The Retail Value Inc. 2021 Proxy Statement and the 2020 Annual Report to Shareholders are available on www.proxydocs.com/rvi.

▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

- - - - - - - - - - - - - - - - - - - - - - - - - -  - - - - - - - - - - - - - - - - - -  - - -  - - -  - -  - - - - - - - - - - - - -  - - -  - - - -  - - - - - - -  - - - - - -  - - -  - - - - - - - - - - - -

Proxy – RETAIL VALUE INC.

   Annual Meeting of Shareholders – May 12, 2021

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF THE COMPANY

The undersigned hereby appoints Aaron M. Kitlowski and Conor M. Fennerty, and each of them, with power to act without the others and with power of substitute, as proxies and attorneys-in-fact and hereby authorizes them to represent and vote, as provided on the other side, all the Retail Value Inc. Common Shares that the undersigned is entitled to vote, and, in their discretion, to vote upon such other business as may properly come before the Annual Meeting of Shareholders of the Company to be held May 12, 2021 or at any adjournment or postponement thereof, with all powers which the undersigned would possess if present at the Annual Meeting.

THIS PROXY WILL BE VOTED AS DIRECTED, OR, IF NO DIRECTION IS INDICATED, WILL BE VOTED “FOR” THE ELECTION OF ALL DIRECTOR NOMINEES AND “FOR” ITEMS 2 – 4.

(Continued and to be marked, dated and signed on the other side)

If voting by mail, complete sections A and B on the reverse side of this card.